LIMITED POWER OF

ATTORNEY FOR

SECTION 16

REPORTING OBLIGATIONS

Know all by these presents, that

the undersigned hereby makes, constitutes

and appoints Michael T. Raymond,

Bradley J. Wyatt, and Zane S. Hatahet

as the undersigned's true and lawful

attorney-in-fact, singing singly, with full power

and authority as hereinafter described

on behalf of and in the name, place

and stead of the undersigned to:

(1) prepare, execute, acknowledge,

deliver and file Forms 3, 4, and 5

(including any amendments thereto)

with respect to the securities of Credit Acceptance

Corporation, a Michigan corporation

(the "Company"), with the United States

Securities and Exchange Commission,

any national securities exchanges and

the Company, as considered necessary

or advisable under Section 16(a) of

the Securities Exchange Act of 1934 and

the rules and regulations promulgated

thereunder, as amended from time to

time (the "Exchange Act");

(2) seek or obtain, as the undersigned's

representative and on the undersigned's

behalf, information on transactions in the

Company's securities from any third

party, including brokers, employee benefit

plan administrators and trustees, and the

undersigned hereby authorizes any such

person to release any such information to

such attorney-in-fact and approves and

ratifies any such release of information; and

(3) perform any and all other acts which

in the discretion of such attorney-in-fact

are necessary or desirable for and on behalf

of the undersigned in connection with the

foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes,

but does not require, such attorney-in-fact

to act in their discretion on information

provided to such attorney-in-fact without

independent verification of such information;

(2) any documents prepared and/or

executed by such attorney-in-fact on

behalf of the undersigned pursuant to

this Power of Attorney will be in such

form and will contain such information

and disclosure as such attorney-in-fact,

in his or her discretion, deems necessary or

desirable;

(3) neither the Company

nor such attorney-in-fact

assumes (i) any liability for the undersigned's

responsibility to comply with the

requirement of the Exchange Act,

(ii) any liability of the undersigned for any

failure to comply with such requirements,

or (iii) any obligation or liability of the

undersigned for profit disgorgement under

Section 16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve

the undersigned from responsibility for

compliance with the undersigned's

obligations under the Exchange Act,

including without limitation the reporting

requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants

the foregoing attorney-in-fact full power and

authority to do and perform all and every

act and thing whatsoever requisite, necessary

or appropriate to be done in and about the

foregoing matters as fully to all intents and

purposes as the undersigned might or could do

if present, hereby ratifying all that such

attorney-in-fact of, for and on behalf of the

undersigned, shall lawfully do or cause to be

done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force

and effect until revoked by the undersigned in a

signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has

caused this Power of Attorney to be executed

as of this 20th day of January, 2017.

By: /s/

Donald A. Foss

Print Name: Donald A. Foss

STATE OF MICHIGAN

COUNTY OF OAKLAND

On this 20th day of January, 2017,

Donald A. Foss personally appeared

before me, and acknowledged that he

executed the foregoing instrument for

the purposes therein contained.

IN WITNESS WHEREOF, I have

hereunto set my hand and official seal.

/s/ Wendy Mack

Notary Public

Wendy Mack

Notary Public – Michigan

Macomb County

My Commission Expires Jul 2, 2021

Acting in the County of Oakland